Exhibit 16

                 PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC.
                           LIMITED MATURITY PORTFOLIO

                                    EXHIBIT
                           AVERAGEANNUAL TOTAL RETURN
                                  CALCULATION


                             n
                      P (1 + T) = ERV

       Where P = hypothetical initial payment of $1,000.

             T = average annual total return.

             n = number of years

           ERV = ending redeemable value.


________________________________________________________________________________

                        One Year ended October 31, 1995
                    ------------------------------------------
                      Class A       Class B        Class C
                    ------------------------------------------
              P   =    $1,000        $1,000         $1,000

            ERV   =    $1,018        $1,036         $1,036

              n   =       1.0           1.0            1.0

              T   =      1.77%        3.60%           3.60%



                      Five Years ended         Since  inception  to
                      October 31, 1995           October 31, 1995
                    ------------------------------------------
                      Class A       Class B        Class C
                    ------------------------------------------
              P   =    $1,000        $1,000         $1,000

            ERV   =   $11,905       $11,833        $10,539

              n   =       5.0           5.0            1.3

              T   =     3.55%         3.43%           4.29%